Exhibit 99.1
FIRST NIAGARA FINANCIAL GROUP
REPORTS 2009 FIRST QUARTER RESULTS
Lockport, N.Y. — April 13, 2009
•	Track record of solid profitability continues

•	Additional revenue growth despite a very difficult environment

•	Solid commercial loan growth maintained

•	Credit trends well contained with strong capital and reserve levels

•	Announced National City branch acquisition will significantly enhance future performance
First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced first quarter 2009 operating (Non-GAAP) net income of $21.5 million or $0.16 per diluted share. Reported (GAAP) net income was $18.7 million or $0.14 per diluted share.

Operating Results (Non-GAAP)	Q1 2009	Q4 2008	Q1 2008
Net interest income	$72.6	$71.7	$60.1
Provision for credit losses	8.8	8.0	3.1
Noninterest income	28.5	27.6	29.3
Noninterest expense	58.5	57.5	55.5
Net income	21.5	22.8	20.0
Net income available to common shareholders	18.8	21.7	20.0
Earnings per diluted share	$0.16	$0.19	$0.19

Reported Results(GAAP)
Nonrecurring(a)	$4.6	$0.0	$2.0
Net income	18.7	22.8	18.8
Net income available to common shareholders	16.1	21.6	18.8
Earnings per diluted share	$0.14	$0.19	$0.18
All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company’s operating results excluding certain non-recurring items.
(a) - Q1 2009: Pre-tax noninterest expense — settlement of service mark infringement matter of $2.9 million and professional service fees related to the National City branch acquisition of $1.7 million. Q1 2008: Pre-tax noninterest expense — severance and real estate write-downs related to the acquisition of Great Lakes Bancorp of $2.0 million.
The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations.
John R. Koelmel, President and CEO said “Our first quarter performance provides further evidence of the increasing power of the First Niagara franchise. We are firing on all cylinders and have carried our momentum into the new year despite the severe economic headwinds. We are continuing to invest wisely in people as well as our priority businesses, which has led to sustained loan growth and increased revenues. Our track record of solid profitability, strong capital, and firm credit discipline affords us great flexibility to capitalize on opportunities in the marketplace. We continue to gain new customers as well as add business from existing relationships. We are also tremendously excited by our recently announced expansion into Pittsburgh and Western Pennsylvania via the acquisition of the divested National City banking operations of PNC, which immediately gives us a solid position in a market that is very similar to Upstate New York. It’s a strategic and financial homerun that represents a significant opportunity to leverage our competitive strengths, generate new jobs, and create shareholder value.”

Loans
Average commercial loan balances grew by $67 million or an annualized 7% from the fourth quarter. Average commercial business loans were up an annualized 12% from the prior quarter, the largest increase in over a year as line advances and pipeline activity moved higher. Average balances for both commercial real estate and home equity loans posted solid annualized gains of 7%. Significant increases in residential loan refinancing activity due to declining interest rates was the primary cause of the decrease in that portfolio. However, our own residential mortgage origination volume also increased substantially, and while we do not hold such long term fixed rate product in portfolio, our fee income benefitted accordingly during the quarter.
Credit Quality
Credit trends continue to hold up relatively well. Nonetheless, we are seeing the effects of the deterioration in the overall economy. While first quarter net chargeoffs decreased by $0.9 million from the linked quarter to $6.9 million, or 0.44% of average loans, nonperforming loans increased by $5.5 million over the previous quarter to $51.9 million or 0.81% of total loans. This increase was largely attributable to a single commercial real estate relationship which we believe is well secured. The provision for credit losses was $8.8 million for the quarter, compared to $8.0 million in the linked quarter and $3.1 million a year ago. At March 31, 2009 the allowance for credit losses represented 1.23% of total loans and 153% of nonperforming loans.
Deposits
Average deposit balances rose by an annualized 5% from the prior quarter. This increase was primarily due to the seasonal expansion of municipal money market deposits and new account growth driven by the ongoing push to obtain active checking account relationships. Core deposits now comprise 68% of total deposits, an increase from 62% a year earlier. Total deposits were higher by 3% from the first quarter of 2008 as money market balance growth more than offset the CD run-off attributed to the Company’s focus on a disciplined pricing strategy.
Net Interest Income
Net interest income increased by 1% to $72.6 million from the linked quarter despite the downward re-pricing of our loan portfolio caused by multiple fourth quarter Federal Reserve rate cuts. The 54 basis point drop in the interest earning asset yield for the quarter was mitigated by the continuing deposit pricing discipline and a decrease in wholesale funding costs of 62 basis points, as our continuing overall funding mix continued to improve with higher yielding CD balances replaced with lower priced core deposits and wholesale borrowings. The net impact of these factors resulted in a tax equivalent net interest margin of 3.61%, a modest 7 basis points decline from the linked quarter.
Noninterest Income
Noninterest income for the current quarter was $28.5 million or $0.8 million above fourth quarter levels as a seasonal increase in insurance revenue was offset by lower banking transaction and service fees. Noninterest income for the first quarter of 2009 decreased by 3% from a year ago for the same reasons.

Noninterest Expense
Operating (Non-GAAP) noninterest expense for the first quarter increased by $1.0 million, or 2% from the linked quarter, and was attributable to additional FDIC deposit insurance premiums. Reported (GAAP) noninterest expense also includes $2.9 million related to the settlement of a service mark infringement legal matter and $1.7 million for professional services incurred in connection with the National City branch acquisition. Operating (Non-GAAP) noninterest expense for the current quarter increased by $3.1 million, compared to last year’s first quarter, reflecting higher FDIC costs and the full absorption of staff from the 2008 acquisition of Great Lakes Bancorp.
Capital Management
The tangible common equity ratio at March 31, 2009 was 8.89%, a substantial increase from last year’s level of 7.56%. The preferred dividends and warrant expense related to the securities issued for the Company’s participation in the Treasury’s Capital Purchase Program amounted to $2.7 million in this quarter. No shares of the Company’s stock have been repurchased since January 2008.
Profile — First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $9.6 billion and deposits of $6.2 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 113 branches and four Regional Market Centers across Upstate New York. For more information, visit www.fnfg.com.
Conference Call — A conference call will be held at 9 a.m. Eastern Time on Monday, April 13, 2009 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-407-8111. A replay of the call will be available until April 27, 2009 by dialing 1-877-660-6853, account #240, ID # 319169.
Forward-Looking Statements — This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2009	2008
	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA (Amounts in thousands)
Securities available for sale	$1,800,933	1,573,101	1,250,074	1,289,738	1,414,774
Loans and leases:
Commercial:
Real estate	$2,593,752	2,551,966	2,489,601	2,468,932	2,388,769
Business	$969,836	940,304	914,452	906,810	863,152
Specialized lending	$174,711	178,916	184,739	181,683	174,476

Total commercial loans	$3,738,299	3,671,186	3,588,792	3,557,425	3,426,397

Residential real estate	$1,914,691	1,990,784	2,038,351	2,094,813	2,149,363
Home equity	$629,916	624,495	607,800	589,846	564,164
Other consumer	$134,689	143,989	152,640	162,603	173,264
Net deferred costs and discounts	$31,813	33,321	33,895	34,106	34,980

Total loans and leases	$6,449,408	6,463,775	6,421,478	6,438,793	6,348,168
Allowance for credit losses	$79,613	77,793	77,664	75,128	74,283

Loans and leases, net	$6,369,795	6,385,982	6,343,814	6,363,665	6,273,885
Goodwill and other intangibles	$782,808	784,549	803,914	806,327	808,262
Total assets	$9,587,977	9,331,372	9,008,383	9,074,502	9,067,701
Total interest-earning assets	$8,368,268	8,136,806	7,782,496	7,825,324	7,813,212

Deposits:
Savings	$786,535	788,767	778,794	811,160	795,464
Interest-bearing checking	$503,863	485,220	521,206	505,656	509,121
Money market deposits	$2,216,321	1,940,136	1,915,122	1,974,430	1,885,113
Noninterest-bearing	$705,965	718,593	693,424	728,839	680,397
Certificates	$2,015,412	2,010,897	1,908,174	2,138,148	2,367,176

Total deposits	$6,228,096	5,943,613	5,816,720	6,158,233	6,237,271

Borrowings	$1,446,885	1,540,227	1,603,777	1,363,379	1,265,521
Total interest-bearing liabilities	$6,969,016	6,765,247	6,727,073	6,792,773	6,822,395
Net interest-earning assets	$1,399,252	1,371,559	1,055,423	1,032,551	990,817
Stockholders’ equity	$1,742,391	1,727,263	1,441,022	1,431,352	1,432,632
Tangible equity (1)	$959,583	942,714	637,108	625,025	624,370
Unrealized gain (loss) on securities	$852	(12,716)	(11,132)	(6,011)	5,853
Common shares outstanding	118,687	118,562	109,992	109,722	109,703
Treasury shares	6,732	6,858	15,427	15,697	15,718
Total loans serviced for others	$615,491	568,767	568,750	570,614	571,707

CAPITAL
First Niagara Bank:
Tier 1 risk based capital	11.53%	11.48%	10.05%	10.08%	9.84%
Total risk based capital	12.77%	12.72%	11.30%	11.30%	11.06%
Tier 1 (core) capital	8.48%	8.47%	7.58%	7.61%	7.29%
Tangible capital	8.48%	8.47%	7.58%	7.61%	7.29%
Consolidated:
Equity to assets	18.17%	18.51%	16.00%	15.77%	15.80%
Tangible common equity to tangible assets (1)	8.89%	8.96%	7.77%	7.56%	7.56%
Tangible equity to tangible assets (1)	10.90%	11.03%	7.77%	7.56%	7.56%
Book value per share (2)	$15.12	15.02	13.55	13.51	13.54
Tangible book value per share (1)(2)	$8.33	8.20	5.99	5.90	5.90

ASSET QUALITY DATA (Amounts in thousands)
Nonperforming loans:
Commercial real estate	$33,708	26,546	28,884	20,456	19,921
Commercial business	$3,772	7,411	4,274	4,095	3,518
Specialized lending	$4,728	4,354	4,205	3,430	2,872
Residential real estate	$6,600	5,516	5,167	4,957	5,113
Home equity	$2,791	2,076	1,541	927	1,180
Other consumer	$319	514	627	528	832

Total nonperforming loans	$51,918	46,417	44,698	34,393	33,436
Real estate owned	$2,001	2,001	2,782	1,414	976

Total nonperforming assets	$53,919	48,418	47,480	35,807	34,412

Net loan charge-offs (recoveries):
Commercial real estate	$4,552	1,364	2,151	1,550	230
Commercial business	$729	4,777	696	1,400	587
Specialized lending	$1,059	1,193	647	813	879
Residential real estate	$13	32	—	(34)	79
Home equity	$110	177	(15)	23	2
Other consumer	$467	328	485	303	177

Total net loan charge-offs	$6,930	7,871	3,964	4,055	1,954
Net charge-offs to average loans (annualized)	0.44%	0.49%	0.25%	0.26%	0.13%
Total nonperforming loans to loans	0.81%	0.72%	0.70%	0.53%	0.53%
Total nonperforming assets to assets	0.56%	0.52%	0.53%	0.39%	0.38%
Allowance to loans	1.23%	1.20%	1.21%	1.17%	1.17%
Allowance to nonperforming loans	153.3%	167.6%	173.8%	218.4%	222.2%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009	2008
	First	Year Ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED OPERATIONS DATA (Amounts in thousands)
Interest income	$105,819	441,138	109,798	109,951	111,402	109,987
Interest expense	$33,189	172,561	38,092	39,751	44,793	49,925

Net interest income	$72,630	268,577	71,706	70,200	66,609	60,062
Provision for credit losses	$8,750	22,500	8,000	6,500	4,900	3,100

Net interest income after provision	$63,880	246,077	63,706	63,700	61,709	56,962

Noninterest income:
Banking services	$9,970	40,082	10,427	10,390	9,955	9,310
Insurance and benefits consulting	$12,548	49,733	11,540	12,302	13,129	12,762
Wealth management services	$2,218	9,922	2,159	2,686	2,860	2,217
Lending and leasing	$1,984	8,783	2,079	2,224	2,225	2,255
Bank owned life insurance	$1,309	5,449	1,723	1,294	1,255	1,177
Other	$431	1,766	(285)	293	212	1,546

Total noninterest income	$28,460	115,735	27,643	29,189	29,636	29,267

Noninterest expense:
Salaries and benefits	$33,237	134,195	33,018	33,914	33,844	33,419
Occupancy and equipment	$6,466	24,915	6,199	5,744	5,812	7,160
Technology and communications	$5,053	20,098	5,188	4,971	4,932	5,007
Marketing and advertising	$2,532	10,679	3,076	2,639	2,462	2,502
Professional services	$2,964	4,736	1,678	1,061	925	1,072
Amortization of intangibles	$1,891	8,824	2,218	2,146	2,209	2,251
Other	$11,004	24,963	6,178	6,279	6,410	6,096

Total noninterest expense	$63,147	228,410	57,555	56,754	56,594	57,507
Income before income taxes	$29,193	133,402	33,794	36,135	34,751	28,722
Income taxes	$10,451	44,964	10,988	12,395	11,672	9,909

Net income	$18,742	88,438	22,806	23,740	23,079	18,813
Preferred stock dividend and accretion	$2,668	1,184	1,184	—	—	—

Net income available to common stockholders	$16,074	87,254	21,622	23,740	23,079	18,813

STOCK AND RELATED PER SHARE DATA

Earnings per share:
Basic	$0.14	0.81	0.19	0.22	0.22	0.18
Diluted	$0.14	0.81	0.19	0.22	0.22	0.18
Cash dividends	$0.14	0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	100.00%	69.14%	73.68%	63.64%	63.64%	77.78%
Dividend yield (annualized)	5.21%	3.46%	3.44%	3.54%	4.38%	4.14%
Market price (NASDAQ: FNFG):
High	$16.32	22.38	16.45	22.38	15.00	14.15
Low	$9.48	9.98	11.00	11.68	12.60	9.98
Close	$10.89	16.17	16.17	15.75	12.86	13.59

SELECTED RATIOS

Return on average assets	0.81%	0.99%	0.99%	1.05%	1.02%	0.88%
Common equity:
Return on average equity	4.18%	5.99%	5.53%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	8.40%	13.19%	11.41%	14.92%	14.75%	12.01%
Total equity:
Return on average equity	4.38%	5.99%	5.55%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	7.98%	12.98%	10.90%	14.92%	14.75%	12.01%

Noninterest income as a percentage of net revenue	28.2%	30.1%	27.8%	29.4%	30.8%	32.8%
Efficiency ratio — Consolidated	62.5%	59.4%	57.9%	57.1%	58.8%	64.4%
— Banking segment (3)	59.0%	55.3%	52.6%	52.2%	54.2%	60.0%
Net loan charge-offs	6,930	17,844	7,871	3,964	4,055	1,954
Net charge-offs to average loans (annualized)	0.44%	0.28%	0.49%	0.25%	0.26%	0.13%
Provision to average loans (annualized)	0.55%	0.36%	0.49%	0.40%	0.31%	0.21%

Personnel FTE	1,958		1,909	1,910	1,892	1,903
Number of branches	113		114	114	114	115

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009	2008
	First	Year Ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES (Amounts in thousands)
Securities, at amortized cost	$1,689,620	1,327,183	1,398,235	1,265,630	1,335,744	1,309,020
Loans (4)
Commercial:
Real estate	$2,563,165	2,432,981	2,517,850	2,477,054	2,434,075	2,301,529
Business	$956,523	880,222	928,052	906,773	890,154	795,092
Specialized lending	$182,305	187,311	189,244	189,867	183,469	186,616

Total commercial loans	$3,701,993	3,500,514	3,635,146	3,573,694	3,507,698	3,283,237
Residential	$1,967,570	2,074,277	2,023,596	2,078,863	2,131,922	2,063,235
Home equity	$636,325	589,721	626,031	608,610	581,834	541,804
Other consumer	$144,349	161,096	153,188	161,074	173,426	156,784

Total loans	$6,450,237	6,325,608	6,437,961	6,422,241	6,394,880	6,045,060

Total interest-earning assets	$8,224,796	7,735,545	7,939,383	7,768,427	7,805,792	7,425,978
Goodwill and other intangibles	$783,473	794,915	802,275	804,886	807,034	765,275
Total assets	$9,436,987	8,963,141	9,148,625	8,991,899	9,115,902	8,593,783

Interest-bearing liabilities:
Savings accounts	$774,262	790,707	772,359	802,900	804,834	782,804
Checking	$486,663	486,789	486,166	498,065	494,395	468,411
Money market deposits	$2,083,102	1,899,010	1,944,965	1,963,454	1,932,942	1,753,468
Certificates of deposit	$2,012,120	2,106,481	1,958,090	1,985,925	2,249,847	2,235,016
Borrowed funds	$1,507,374	1,372,314	1,526,141	1,444,923	1,309,847	1,205,857

Total interest-bearing liabilities	$6,863,521	6,655,301	6,687,721	6,695,267	6,791,865	6,445,556

Noninterest-bearing deposits	$689,596	687,741	707,300	726,852	688,403	627,762
Total deposits	$6,045,743	5,970,728	5,868,880	5,977,196	6,170,421	5,867,461
Total liabilities	$7,700,851	7,486,817	7,514,116	7,554,117	7,679,743	7,198,252
Net interest-earning assets	$1,361,275	1,080,244	1,251,662	1,073,160	1,013,927	980,422
Stockholders’ equity	$1,736,136	1,476,324	1,634,510	1,437,782	1,436,159	1,395,531
Tangible equity (1)	$952,663	681,409	832,235	632,896	629,125	630,256
Common shares outstanding (2):
Basic	115,055	107,531	114,870	106,075	105,884	103,230
Diluted	115,433	108,174	115,626	106,795	106,523	103,641

SELECTED AVERAGE YIELDS/RATES (Tax equivalent basis)
Securities, at amortized cost	4.59%	4.92%	4.72%	4.95%	5.04%	5.00%
Loans
Commercial:
Real estate	5.77%	6.27%	6.21%	6.15%	6.27%	6.48%
Business	4.43%	5.65%	5.07%	5.52%	5.64%	6.50%
Specialized lending	6.63%	7.41%	6.85%	7.20%	7.72%	7.89%

Total commercial loans	5.47%	6.18%	5.95%	6.05%	6.19%	6.56%
Residential	5.37%	5.55%	5.54%	5.53%	5.52%	5.60%
Home equity	5.14%	5.86%	5.53%	5.65%	5.84%	6.50%
Other consumer	7.58%	7.46%	7.68%	7.44%	7.25%	7.49%
Total loans	5.45%	5.97%	5.82%	5.88%	5.96%	6.25%

Total interest-earning assets	5.24%	5.78%	5.59%	5.72%	5.81%	6.03%

Savings accounts	0.24%	0.28%	0.25%	0.26%	0.27%	0.33%
Interest-bearing checking	0.16%	0.28%	0.23%	0.27%	0.30%	0.33%
Money market deposits	1.36%	2.29%	1.91%	2.10%	2.27%	2.98%
Certificates of deposit	2.68%	3.40%	2.82%	2.95%	3.55%	4.16%
Borrowed funds	3.29%	3.91%	3.67%	3.78%	4.02%	4.26%
Total interest-bearing liabilities	1.96%	2.59%	2.26%	2.36%	2.65%	3.11%

Tax equivalent net interest rate spread	3.28%	3.19%	3.33%	3.36%	3.16%	2.92%
Tax equivalent net interest rate margin	3.61%	3.55%	3.68%	3.68%	3.50%	3.33%

(1)	Excludes goodwill and other intangible assets.

(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.

(3)	Includes operating results for the banking activities segment as defined in the Company’s quarterly and annual reports.

(4)	Includes nonaccrual loans.